UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2005

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 14, 2005, the Company’s Board of Directors, upon the recommendation of the Board's Corporate Governance and Nominating Committee, elected E. Follin Smith, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Constellation Energy Group, Inc., to serve as a director of the Company for a term of office expiring at the Company's 2006 Annual Meeting of Shareholders. Ms. Smith was also appointed to the Board’s Audit Committee and Corporate Governance and Nominating Committee.

The Board has determined that Ms. Smith is an independent director as required by the New York Stock Exchange (NYSE) listing standards and the applicable rules of the Securities and Exchange Commission (SEC). The Board has also determined that Ms. Smith is financially literate, as required by NYSE rules, and qualifies as an "audit committee financial expert" pursuant to applicable rules of the SEC.

The Company’s press release announcing Ms. Smith’s election to the Board is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated July 14, 2005 announcing the election of E. Follin Smith as a director of Ryder System, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

July 19, 2005	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 14, 2005 announcing the election of E. Follin Smith as a director of Ryder System, Inc.